Exhibit 10.6.2

FIFTH ADDENDUM TO ASSUREX HEALTH, INC. LEASE AGREEMENT
AT 6000 MASON-MONTGOMERY ROAD

This Fifth Addendum to Lease Agreement (“Fifth Addendum”) is dated this 20th day of February, 2025 and shall be effective commencing April 1, 2025 between Assurex Health, Inc., a Delaware corporation (“Lessee” and also referred to herein as “Myriad”) and the City of Mason, Ohio, a political subdivision existing under the laws of the State of Ohio (“Lessor” and sometimes referred to as “City”, “Mason”, or “City of Mason”). Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Lease Agreement (as amended or modified, the “Lease Agreement”) dated December 1, 2012, between Lessee and Lessor.

RECITALS:

WHEREAS, the unique partnership between the City of Mason and Lessee is focused on mutual objectives including the growth of personalized medicine, increasing the cluster of activity within this healthcare and life science sector and facilitating innovation through economic development; and
WHEREAS, the City of Mason’s intent is to continue to retain and attract the investment and job creation of Lessee in Mason, Ohio; and

WHEREAS, the Lessee and Lessor have entered into the Lease Agreement, dated December 1, 2012, as well as a First Addendum dated December 1, 2014 (the “First Addendum”), a Second Addendum dated December 1, 2015 (the “Second Addendum”), and a Third Addendum effective January 1, 2017 (the “Third Addendum”) and a Fourth Addendum, dated May 1, 2022, (the “Fourth Addendum”) relating to space in the Mason Municipal Center (“MMC”), also sometimes referred to as “Property”; and

WHEREAS, Lessee has an opportunity to expand research and development and lab operations at this location and desires to expand their square footage of the Property; and

WHEREAS, Lessee’s project criteria contemplates an anticipated short-term expansion at the MMC while planning for a possible long-term expansion and consolidation of operations into a new facility in the City of Mason; and

WHEREAS, Lessee’s project may retain and grow the employment base and set the trajectory bar for the next generation of Lessee’s company workforce, and the retention of the existing employment base and the creation of new employees in the City of Mason, in conjunction with the investment, is important to the long-term success of Lessee’s company; and

WHEREAS, based on the project overview above and the assumptions included, a proposed renovation investment is set forth in Exhibit A, attached hereto and made part hereof (“Short Term Phase I Renovation Investment to MMC location”); and

Exhibit 10.6.2

WHEREAS, the City of Mason may reimburse a significant percentage of approximately 25% to 50% or more of paid rent, depending on Lessee’s Phase II project metrics of job creation payroll and long-term commitment, toward the long-term expansion and consolidation in Mason. In order to secure the reimbursement, Lessee must provide evidence of confirmed location by or before March 31, 2027, with implementation as more fully set forth in Exhibit B, attached hereto and made part hereof (“Long Term Phase II Retention and Scale Reimbursement Incentive”); and

WHEREAS, the parties now desire to implement certain modifications to the Lease Agreement, First Addendum, Second Addendum, Third Addendum and Fourth Addendum under this Fifth Addendum as set forth herein.

WHEREAS, the parties hereby acknowledge and agree that Lessee and Lessor are hereby compliant with all obligations of the Lease Agreement, the First Addendum, the Second Addendum, the Third Addendum and the Fourth Addendum as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Recitals set forth above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    TERM/RENT/LEASE EXTENSION/COMMON AREA MAINTENANCE:

a) TERM: Notwithstanding anything to the contrary in the Lease Agreement, First Addendum, Second Addendum, Third Addendum or Fourth Addendum, the parties hereby agree to an Extended Term commencing April 1, 2025 and ending on December 31, 2028, provided that Lessee may extend the Lease term until December 31, 2029 as set forth in Section 1(c) below, for the total occupied square footage of the Property (including the expansion space).

b) RENT: Commencing on April 1, 2025, and during the Extended Term, Lessee shall pay the increase in Rent for the total square footage of the Property (approximately 20,000 SF in total, which is inclusive of the expansion space of approximately 5,000 SF).

•Lessee annual rent payment obligations shall be: Rent for +/- 20,000 SF beginning April 1, 2025:

Year One (2025) - $18.00 /SF
Year Two (2026) - $20.00 /SF
Year Three (2027) - $22.00/ SF
Year Four (2028) - $24.00/ SF
•Length of Lease: Expiration December 31, 2028, subject to the extension set forth in section 1(c) below.

Exhibit 10.6.2

•Section 22 of the Lease, which is modified in the Third Addendum, remains in full force and effect.

c) LEASE EXTENSION: If the purpose of the lease extension is to allow additional time to consolidate all Lessee’s operations into one City of Mason location, as set forth in Exhibit B, Lessor will grant Lessee one (1), one-year extension period for the entire Property of +/-(20,000 SF).
Year Five (Extension Year (2029): $26.00/ SF
d) COMMON AREA MAINTENANCE (CAM): Lessee shall pay to Lessor $5.00 /SF annually, as part of Rent (“CAM”), which will cover building operations and grounds, but does not include janitorial or repairs/maintenance that currently remain and will continue to remain within the responsibility of Lessee.
e) SCHEDULE OF TOTAL RENT DUE: See Exhibit C attached hereto and made part hereof.
(New Lease renewal rates are set based on market comparables and are expected to be offset with a customized City of Mason incentive package built for Lessee’s company growth strategy in Phase II).
2.    EARLY TERMINATION: If during the Extended Term, Lessee has an accelerated growth plan and vacates the Leased Property but re-locates all its operations at the Property to another location within the limits of the City of Mason, Ohio, and provides Mason with such evidence in the form of a fully executed, valid long-term lease agreement, then Mason shall permit Myriad to immediately terminate this Lease.

3.    LEASE REIMBURSEMENT INCENTIVE: The City of Mason may reimburse Lessee approximately 25% to 50% or more of paid Rent, depending on Lessee’s Phase II project metrics of job creation payroll and long-term commitment, toward the long-term expansion and consolidation in Mason, if Lessee provides evidence in the form of a fully executed, valid long-term lease agreement consistent with the provisions set forth in Exhibit B, attached hereto and made part hereof (“Long Term Phase II Retention and Scale Reimbursement Incentive”).

4.    NOTICE: Any notice or consent required or permitted to be given by or on behalf of either party to the other shall be given by mailing such notice or consent by United States certified or registered mail, postage prepaid and return receipt requested, or via a reputable express overnight mail service which provides proof of delivery addressed to the parties as set forth below or at such other address as may be specified from time to time in writing delivered to the other party. Notices shall be effective upon receipt or refusal, as the case may be.

If to Assurex Health, Inc.
:            6960 Cintas Boulevard

Exhibit 10.6.2

                Mason, Ohio 45040
                Attn: President

Exhibit 10.6.2

    With a copy to:    Myriad Genetics, Inc.
                322 North 2200 West
                Salt Lake City, Utah 84116
                Attn: Chief Legal Officer; Corporate Secretary

    If to the City:        City of Mason, Ohio
                6000 Mason-Montgomery Road
                Mason, Ohio, 45040
                Attn: Eric Hansen, City Manager

5.    RECITALS AND EXHIBITS: The above Recitals are an integral part of this Fifth Addendum and are incorporated herein by reference. The Exhibits attached are an integral part of this Fifth Amendment.

6.    ENTIRE AGREEMENT/GOVERNING LAW/COUNTERPARTS; This Fifth Addendum, taken together with the Lease Agreement, the First Addendum, the Second Addendum, the Third Addendum and Fourth Addendum constitutes the entire agreement and understanding of Lessee and Lessor with respect to the subject matter hereof and thereof. Except as expressly amended by this Fifth Addendum, the Lease Agreement, the First Addendum, the Second Addendum, the Third Addendum and the Fourth Addendum shall remain in full force and effect as originally executed and delivered. This Fifth Addendum shall be construed under, and governed by, the internal substantive laws of the State of Ohio. This Fifth Addendum may be executed in counterparts.

Exhibit List

Exhibit A Short Term Phase I Renovation Investment to MMC location.
Exhibit B Long Term Phase II Retention and Scale Reimbursement Incentive.
Exhibit C Schedule of Total Rent Due.

[Remainder of page intentionally left blank. Signature page follows.]

Exhibit 10.6.2

IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands as of the date and year first above written.

THE CITY OF MASON, OHIO, a political subdivision existing under the laws of the State of Ohio

By:
                        Name: Eric Hansen
                        Title: City Manager

STATE OF OHIO        )
: SS
COUNTY OF WARREN    )

The foregoing instrument was acknowledged before me this ____ day of ________, 2025, by Eric Hansen, City Manager of The CITY OF MASON, OHIO, a political subdivision existing under the laws of the State of Ohio on behalf of the City.

Notary Public

APPROVED AS TO FORM:

____________________________________
Jeffrey D. Forbes

Exhibit 10.6.2

ASSUREX HEALTH, INC., a Delaware corporation

By:
                        Name: Mark Verratti
                        Title: Chief Commercial Officer

STATE OF OHIO        )
: SS
COUNTY OF ____________)

The foregoing instrument was acknowledged before me this ____ day of ______________, 2025, by Mark Verratti, Chief Commercial Officer of ASSUREX HEALTH, INC., a Delaware corporation, on behalf of said corporation, as duly authorized.

                    ________________________________________
                    Notary Public